UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported: October 21, 2003

                              Sword Comp-Soft Corp.

             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                                   98-0229951
        (Commission file no.)           (IRS Employer Identification No.)

                     4055 St. Catherine St. West, Suite 151
                                Montreal, Quebec
                                     H3Z 3J8
              (Address of principal executive offices and zip code)

         Company's telephone number, including area code: (514) 935-8589


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Item 1.01 Entry into a Material Definitive Agreement

On July 6, 2005 Sword Comp-Soft Corp. ("the Company") entered into an Agreement with a California market maker to file all documents required pursuant to SEC Rule 15C2-11 preparatory to an expected listing by the NASD. In preparation for the aforementioned expected listing, the Company is bringing up to date all its public filing obligations, in accordance with SEC rules.

Item 4.01 Change in Registrant's Certifying Accountant

(a)   Previous Independent Accountants

      (i) Effective October 21, 2003, Richter, Usher, Vineberg, Chartered Accountants, ("Richter") resigned as the independent certified accountants of Sword Comp-Soft Corp. (the "Registrant").

      (ii) Richter's report on the Registrant's financial statements for the fiscal year ended November 30, 2002 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified as to uncertainty, audit scope, or accounting principles; however, the report was modified to include an explanatory paragraph wherein Richter expressed substantial doubt about the registrant's ability to continue as a going concern.

      (iii) The  change  of   independent   accountants   was  approved  by  the
            registrant's Board of Directors on July 25, 2005.

      (iv) During the Registrant's fiscal year ended November 30, 2002, there were no disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

      (v) During the Registrant's fiscal year ended November 30, 2002 Richter did not advice the Registrant of any matters identified in paragraph
            (a)(1)(v) of Item 304 of Regulation S-K.

      (vi) The registrant requested Richter to furnish a letter addresses to the SEC, stating whether it agrees with the statements made by the Registrant and, if not, stating the respects in which it does not agree.


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(b)   New Independent Accountants

On July 25, 2005, the Registrant's Board of Directors approved the engagement of Armando C. Ibarra ("Ibarra"), Certified Public Accountants, as its principle accountants to audit the Registrant's financial statements. The registrant did not consult Ibarra on any matters described in paragraph (a)(2)(i) or (ii) of item 304 of Regulation S-K during the Registrant's two most recent fiscal years.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2005

Sword Comp-Soft Corp.
By: /s/ Louis Greco
Name Louis Greco
Its: President & Acting Principal Financial Officer